Exhibit 10.4

EMPLOYMENT AGREEMENT

This Agreement is made and entered this 5th day of March 2002, by and between Corporate Vision, Inc., an Oklahoma corporation (the "Company"), and Gregory J. Gibson (the "Employee").

WITNESSETH

WHEREAS, the Company has agreed to employ the Employee and the Employee has agreed to work for the Company on the terms set forth herein; and

WHEREAS, the Employee will possess intimate knowledge of the business and affairs (the "Business") of the Company, and the Employee recognizes that his/her agreement to terms of this Agreement, particularly the terms pertaining to the nondisclosure of Confidential Information (as hereinafter defined) are conditions to further employment with the Company, whether such employment is at will or for an agreed term.

NOW, THEREFORE, for and in consideration of the mutual exchange of promises herewith, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    Title; Responsibilities. The Employee shall be employed as the chief executive officer of the Company, and shall be nominated to the board of directors of the Company as the chairman thereof. The duties of the Employee shall include the performance of all of the duties typical of the office held by Employee as described in the bylaws of the Company and such other duties and projects as may be assigned by the board of directors of the Company. The Employee shall devote substantially all of his entire business time, ability and attention to the business of the Company and shall perform all duties in a professional ethical and businesslike manner. The Employee will not, during the term of this Agreement directly or indirectly actively engage in any other business, either as employee, employer, consultant, principal, officer, director, advisor, or in any other capacity, either with or without compensation, without the prior written consent of Company, provided that the Employee shall be entitled to perform services for businesses unrelated to the Business of the Company if the performance of such services do not detract from his ability to perform his duties for the Company.
    Base Compensation. For all services rendered by Employee to the Company, the Employee shall be entitled to a base salary of $250,000 per year during the first year, with the base salary in future years as well as any additional compensation, including but not limited to bonuses, stock options or stock grants, being determined by the Company's board of directors based on annual reviews. Notwithstanding the foregoing, the parties agree that the Company's obligation to begin paying the Employee at the base salary shall not commence until the termination of that Management and Operations Agreement dated of even date herewith, and until such time the Employee's compensation for services rendered hereunder shall consist of the Bonus Stock (as hereinafter defined) and the base salary payable by Stony's Trucking Co. pursuant to Paragraph 5 of the Management and Operations Agreement.
    Bonus. Within ten (10) days after the execution of this Agreement, the Company agrees to issue and deliver to the Employee 500,000 shares of common stock (hereinafter, the "Bonus Stock") of the Company, which shares shall be registered under the Securities Act of 1933 on Form S-8 and may be sold by the Employee pursuant to the rules, regulations and rulings of the Securities and Exchange Commission pertaining thereto. The fair market value of the Bonus Stock as of the date of this Agreement shall be treated as a net salary payment to the Employee, such that the Company will be responsible for payment of all state and federal taxes and other items which the Company is authorized or required to withhold from the Employee's wages. For purposes of the preceding sentence, the fair market value of each share of Bonus Stock shall be equal to 85% of the average market price of the Company's common stock as of the close of business three business days before the date of this Agreement, with the average market price being the average closing price of the common stock for the five business days prior to the date on which the price is to be calculated.
    Health and Dental Insurance and Benefits: The Company shall provide the Employee with all benefits provided to its employees, including health, dental, long-term disability and life insurance, to the extent provided to all employees of the Company pursuant to such plans and programs that it may adopt from time to time. The Employee shall be entitled to that number of vacation days and of days of personal time off consistent with Employee's position as chief executive officer of the Company.
    Term. The term of this Agreement shall be for five years. Termination or expiration of this Agreement shall not extinguish any rights of compensation that shall accrue prior to the termination or expiration, or any obligations of the Employee to the Company. Unless terminated by either party upon notice to the other party within 30 days of the end of the initial or any renewal term of this Agreement, this Agreement will automatically renew for additional one-year terms upon the expiration of the initial and any renewal term. Notwithstanding anything herein to the contrary, the Company may always terminate the Employee for cause. "Cause" is defined, for the purposes of this Agreement, to be:

    (a) Employee's conviction for a felony;

    (b) failure or refusal by Employee to comply with the policies of the Company contained in any Company Handbook or with the provisions of this Agreement if not cured within ten (10) days after the receipt of written notice from the Board of Directors or if the Employee commences a cure within such ten (10) day period and diligently continues efforts to effect the cure;

    (c) Employee's gross neglect of his duties;

    (d) the death of Employee; or

    (e) delivery of written notice of termination by Company after Employee has become unable to perform Employee's services by reason of illness or incapacity, which illness or incapacity results in Employee's failure to discharge Employee's duties under this Agreement for an aggregate total of one hundred twenty (120) consecutive days during any three hundred sixty-five (365) day period.

    Best Efforts. Employee agrees to devote his entire business time to the Company and its subsidiaries and use his best efforts in his position and in the performance of his general duties, provided that the Employee shall be entitled to perform services for businesses unrelated to the Business of the Company if the performance of such services do not detract from his ability to perform his duties for the Company. During the term of this Agreement, Employee agrees that he will not perform any activities or services or accept such other employment as would be inconsistent with this Agreement or the employment relationship between the parties, or would in any way interfere with or present a conflict of interest concerning Employee's employment with the Company. Employee warrants and represents to the Company that his employment hereunder will not constitute a breach of any contract, agreement or obligation of the Employee to any other party, and the Employee hereby agrees to indemnify and hold the Company harmless, against any claim or liability arising out of a breach of such representation and warranty, including any attorney's fees incurred by the Company in connection with such a breach.
    Property of Company. Employee acknowledges and agrees that all business Employee generates because of his affiliation with the Company is and shall be the sole property of the Company. All receivables, premiums, commissions, fees and other compensation generated by the Employee's services are the property of the Company. The Employee is hereby prohibited from invoicing customers of the Company except with the express written consent of the Company. All checks or bank drafts representing payment for goods or services sold or rendered by the Company are property of the Company, and all monies or other consideration in whatever form received by the Employee from a client or customer of the Company shall be tendered immediately to the Company. Notwithstanding the foregoing, the Company acknowledges that the Employee is the owner of GJG Management, LLC, which manages Stony's Trucking Co., a wholly-owned subsidiary of the Company, pursuant to a Management and Operations Agreement dated of even date herewith, and nothing herein shall inhibit or impair any right of GJG Management, LLC to receive compensation for its management of Stony's Trucking Co. under the Management and Operations Agreement and of the Employee to receive compensation from GJG Management, LLC.
    Covenants of Employee. Employee understands and acknowledges that the Company's ability to develop and retain trade secrets, customer lists, proprietary techniques, information regarding customer needs and other confidential information relating to the Company is of the utmost importance to the Company's success, and Employee further acknowledges that Employee will develop and learn information in the course of Employee's employment that would be useful in competing unfairly with the Company. In light of these facts and in consideration of Employee's employment with the Company and the Company's agreement to compensate Employee on the terms set forth in this Agreement, Employee covenants and agrees with Company as follows:
      Confidential Information. Employee shall use his best efforts to protect Confidential Information. During and after association with Company, Employee will not use (other than for Company) or disclose any of Company's Confidential Information. "Confidential Information" means information, without regard to form, relating to Company's customers, operation, finances, and business that derives economic value, actual or potential, from not being generally known to other Persons, including, but not limited to, technical or non-technical data, formulas, patterns, compilations (including compilations of customer information), programs, models, concepts, designs, devices, methods, techniques, processes, financial data or lists of actual or potential customers (including identifying information about customers), whether or not in writing. Confidential Information includes information disclosed to Company by third parties that Company is obligated to maintain as confidential. Confidential Information subject to this Agreement may include information that is not a trade secret under applicable law, but information not constituting a trade secret only shall be treated as Confidential Information under this Agreement for a two (2) year period after the date on which Employee's employment with the Company is terminated (the "Termination Date"). Confidential Information does not include any information concerning the Company which becomes public other than by disclosure by Employee in violation of this Paragraph a). "Person" means any individual, corporation, limited liability company, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.
      Return of Materials. On the Termination Date or for any reason or at any time at Company's request, Employee will deliver promptly to Company all materials, documents, plans, records, notes, or other papers and any copies in Employee's possession or control relating in any way to Company's Business, which at all times shall be the property of Company.
      Solicitation of Employees. During the Employee's employment with the Company and for a period one (1) year after the Termination Date (such term being hereinafter referred to as the "Noncompete Term"), Employee will not induce or solicit to leave employment with Company anyone who is or was, anytime during the preceding year, an employee of Company.
      Solicitation of Customers. Employee will not, except on behalf of the Company or an affiliate of the Company, at any time during the period commencing on the date of this Agreement and continuing for a period equal to the Noncompete Term after the Termination Date, directly or indirectly, whether alone or with any other Person as a partner, officer, director, employee, agent, shareholder, consultant, sales representative or otherwise:
        solicit, or assist in the solicitation of, any Person who is, or was during the period of Employee's employment with Company, a customer of Company, for the purpose of obtaining the patronage of such Person for the sale or purchase of goods or services incidental to the Company Business; provided, however, that this clause (a) will apply only with respect to any Person with whom Employee, or any other employee of Company directly under Employee's supervision, has had contact on behalf of Company during the two-year period prior to the Termination Date or about whom Employee has received Company Confidential Information during such period; or
        solicit, or assist in the solicitation of, any Person employed or engaged by Company in any capacity (including without limitation as an employee or independent contractor), to terminate such employment or other engagement, whether or not such Person is employed or engaged pursuant to a contract with Company and whether or not such Person is employed or otherwise engaged at will.
      Post-Termination Competition. Employee will not, except on behalf of Company or an affiliate of Company, at any time during the period commencing on the date of this Agreement and continuing for a period equal to the Noncompete Term after the Termination Date:
        within the states of Ohio, Massachusetts, Pennsylvania and New York (the "Area"), directly or indirectly, either individually or as an owner, manager, supervisor, administrator, consultant, instructor or executive employee, take a position with another business entity which is in the same or essentially the same business as the Company in which his/her duties and responsibilities are similar to those performed by the Employee for the Company as of the date of this Agreement;
        in competition with the Company, solicit or otherwise attempt to establish for himself or any other person, firm or entity which is engaged in any business which is the same or essentially the same as the business of the Company, any business relationships with any person, firm or corporation which is in the Area;
        in competition with the Company, solicit or otherwise attempt to establish for himself or any other person, firm or entity which is engaged in any business which is the same or essentially the same as the business of the Company, any business relationships with any person, firm or corporation which was, during the twenty-four (24) months preceding the Employee's termination of employment with the Company, a customer of the Company with whom he/she had substantial business contact.

      Notwithstanding the above, nothing contained herein shall be construed to prohibit Employee from owning either of record or beneficially not more than five percent (5%) of the shares or other equity interest of any Person that provided products or services competitive with the products or services sold by the Company.

      Disparagement. Neither the Company nor the Employee shall, at any time, make false, misleading or disparaging statements about the other, including about their products, services, management, employees, and customers.
      Prior Agreements. Employee warrants that Employee is not under any obligation, contractual or otherwise, limiting or affecting Employee's ability or right to perform freely services for Company. Upon execution of this Agreement, Employee will give Company a copy of any agreement, or notify Company of any agreement if a written agreement is not available, with a prior employer or other Person purporting to limit or affect Employee's ability or right to perform services for Company, to solicit customers or potential customers, to solicit the employees or independent contractors of a prior employer or other Person, or to use any type of information.
      Future Employment or Contractual Opportunities. At any time before, and for a period equal to the Noncompete Term after, the Termination Date, Employee shall provide any prospective employer with a copy of this Agreement, and upon accepting any employment with another Person, provide Company with the employer's name and a description of the services Employee will provide.
      Wrongful Termination. Anything contained in this Agreement to the contrary notwithstanding, the provisions of this Section 8 shall not apply in the event that the Company terminates Employee in violation of the terms of this Agreement.
    Work For Hire Acknowledgment; Assignment. Employee acknowledges that work on and contributions to documents, programs, and other expressions in any tangible medium (collectively, "Works") are within the scope of Employee's employment and part of Employee's duties, responsibilities, or assignment. Employee's work on and contributions to the Works will be rendered and made by Employee for, at the instigation of, and under the overall direction of, Company, and all such work and contributions, together with the Works, are and at all times shall be regarded, as "work made for hire" as that term is used in the United States Copyright Laws. Without limiting this acknowledgment, Employee assigns, grants, and delivers exclusively to Company all rights, titles, and interests in and to any such Works, and all copies and versions, including all copyrights and renewals. Employee will execute and deliver to Company, or its successors and assigns, any assignments and documents Company requests for the purpose of complete, exclusive, perpetual, and worldwide ownership of all rights, titles, and interests of every kind and nature, including all copyrights in and to the Works, and Employee constitutes and appoints Company as its agent to execute and deliver any assignments or documents Employee fails or refuses to execute and deliver, this power and agency being coupled with an interest and being irrevocable.
    Inventions, Ideas and Patents. Employee shall disclose promptly to Company, and only to Company, any invention or idea of Employee (developed alone or with others) conceived or made during Employee's employment by Company. Employee assigns to Company any such invention or idea in any way connected with Employee's employment or related to Company's Business, its research or development, or demonstrably anticipated research or development and will cooperate with Company and sign all papers deemed necessary by Company to enable it to obtain, maintain, protect, and defend patents covering such inventions and ideas and to confirm Company's exclusive ownership of all rights in such inventions, ideas and patents, and irrevocably appoints Company as its agent to execute and deliver any assignments or documents Employee fails or refuses to execute and deliver promptly, this power and agency being coupled with an interest and being irrevocable. This constitutes written notification that this assignment does not apply to an invention for which no equipment, supplies, facility or trade secret information of Company was used, and which was developed entirely on Employee's own time, unless (a) the invention relates (i) directly to Company's Business, or (ii) to Company's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Employee for Company.
    Injunctive Relief. Employee acknowledges that any violation of the provisions of this Agreement will cause the Company immediate and irreparable harm and that the damages that the Company will suffer may be difficult or impossible to measure. Therefore, upon any actual or impending violation of the Employee's covenants under Sections 8, 9 or 10 of this Agreement, the Company shall be entitled to the issuance of a restraining order, preliminary and permanent injunction, without bond, restraining or enjoining such violation by Employee or any other entity or person acting in concern with Employee. Such remedy shall be additional to and not in limitation of any other remedy which may otherwise be available to the Company.
    Effect of Rescission by Employee. The parties acknowledge that this Agreement is being executed in connection with the Company's acquisition of Stony's Trucking Co. from the Employee, and that the Employee has the right to rescind such acquisition on the terms set forth in a Right of Rescission Agreement (the "Rescission Agreement") dated of even date herewith. In the event the Employee exercises his rights under the Rescission Agreement, the parties agree that such exercise shall result in the a) automatic resignation by the Employee of all positions that he holds with the Company or its subsidiaries (except Stony's Trucking Co. and its subsidiaries), whether as director, officer or employee, b) the immediate termination of this Employment Agreement, in which event the Employee shall only be entitled to retain the Bonus Stock and any other accrued but unpaid wages or benefits through the effective date of the rescission, but shall not be entitled to any additional sums for salary, severance or benefits, and c) the post-termination covenants of the Employee herein shall not apply to the business, assets, customers, employees or operations of Stony's Trucking Co., but shall apply to all other operations of the Company.
    No Conflicting Obligations. Employee represents and warrants that Employee is not subject to any noncompetition agreement, nondisclosure agreement, employment agreement, or any other contract of any nature whatsoever, oral or written, with any Person other than Company, or any other obligation of any nature, which will or could cause a breach of or default in, or which is in any way inconsistent with, the terms and provisions of this Agreement.
    Remedies Cumulative. All rights and remedies conferred upon by the parties hereto by this Agreement or by law, in equity or otherwise, shall be cumulative of each other, and neither the exercise nor the partial exercise not the failure to exercise any such right or remedy shall preclude the later exercise of such right or remedy or the exercise of any other right or remedy.
    Amendment or Modification. This Agreement supersedes all prior discussions and agreements between the Employee and the Company concerning the matters contained herein and constitutes the sole and entire agreement between the Employee and the Company with respect hereto. No amendment or modification of this Agreement or of any covenant, shall be valid unless evidenced by a writing duly executed by Employee and an authorized representative of the Company.
    Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is determined to be invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
    Construction. The language in all parts of this Agreement will be construed, in all cases, according to its fair meaning, and not for or against either party hereto. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement.
    Obligations Contingent. Other than the issuance of the Bonus Stock, the obligations of Company under this Agreement, including its obligation to pay the compensation provided for in this Agreement, are contingent upon Employee's performance of Employee's obligations under this Agreement. The duties, covenants and agreements of Employee under this Agreement, being personal, may not be delegated.
    Descriptive Heading. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
    Miscellaneous. Unless the context otherwise requires, whenever used in this Agreement, the singular shall include the plural, the plural shall include the singular, and the masculine gender shall include the neuter and feminine gender, and vice versa.
    Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall together constitute one document.
    Governing Law. This Agreement shall be governed by, interpreted, and construed in accordance with the laws of the State of Ohio. The parties agree that any dispute concerning the interpretation, validity, enforceability, and to exercise any remedies from an alleged breach hereof shall be adjudicated in the Court of Common Pleas of Mahoning County, Ohio or the United States District Court for the Northern District of Ohio, Eastern Division.

IN WITNESS WHEREOF, the parties have executed, sealed and delivered this Agreement as of the date first above written.

CORPORATE VISION, INC.

__________________________________

By:_______________________________

Its: _______________________________

EMPLOYEE:

___________________________________

Gregory J. Gibson, Individually